As filed with the Securities and Exchange Commission on September 30, 2008

Registration No. 333-153613

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________
FORM S-3/A
(Amendment No. 1)

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CHINA PRECISION STEEL, INC.
(Name of small business issuer in its charter)

Delaware	14-1623047
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

China Precision Steel, Inc.
8th Floor, Teda Building
87 Wing Lok Street
Sheung Wan, Hong Kong
People’s Republic of China
+852-2543-8223
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)
__________________________________

Copy to:
Scott C. Kline, Esq.
Thelen LLP
101 Second Street, Suite 1800
San Francisco, CA 94105
(415) 371-1200
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.࿲

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.࿲

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.࿲

If this form is a registration statement pursuant to General Instruction 1.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.࿲

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction 1.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.࿲

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ࿲	Accelerated filer ☒
Non-accelerated filer ࿲ (Do not check if a smaller reporting company)	Smaller reporting company ࿲

Calculation of Additional Registration Fee(1)

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.001 par value per share	4,524,810	$4.40	$19,909,164	$783

(1)
All shares are being registered on this registration statement for resale by the selling stockholder named in this prospectus. Pursuant to Rule 416(a) of the Securities Act of 1933, this registration statement also registers such additional shares of the registrant’s common stock as may become issuable to prevent dilution as a result of stock splits, stock dividends or similar transactions with respect to the common shares being registered hereunder.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low price for the Company’s Common Stock on The NASDAQ Capital Market on September 17, 2008.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registrant’s Registration Statement on From S-3 (File No. 333-153613) is being filed solely for purpose of including the signature of the Principal Financial Officer and Principal Accounting Officer, and no changes or additions are being made hereby to the prospectus which forms a part of the Registration Statement. Accordingly, the prospectus has been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses to be paid by us in connection with the sale of the shares of common stock being registered hereby. All amounts are estimates, except for the SEC registration fee.

SEC registration fee	$783
Accounting fees and expenses	$ 5,000
Legal fees and expenses	$15,000
Transfer agent and registrar fees and expenses	$1,000
Miscellaneous expenses	$500
Total	$12,283

Item 15. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually or reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Our certificate of incorporation states that our directors will not have personal liability for monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty. We also carry liability insurance covering each of our directors and officers.

Under our bylaws, we are required to indemnify our former and current directors and officers of the Company against expenses incurred in any action brought against those persons as a result of their role with the Company, to the fullest extent permitted by law. Our board of directors has the discretion to indemnify other persons acting in their capacity as authorized representatives of the Company to the same extent. Similarly, we may, in some circumstances, advance to a person potentially eligible for indemnification the expenses incurred in defending such an action.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The majority of our directors and all of our executive officers reside outside the United States. In addition, our principal executive office is located in Hong Kong. Outside the United States, it may be difficult for investors to enforce judgments obtained against the Company, our director or our officers in actions brought in the United States, including actions predicated upon the civil liability provisions of U.S. federal securities laws.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Item 16. Exhibits.

The following exhibits are filed herewith and as a part of this registration statement:

EXHIBIT NO.	DESCRIPTION

3.1	Amended and Restated Articles of Incorporation (incorporated herein by reference to the Company’s Form 8-K, dated January 4, 2007, Exhibit 3.1)
3.2	Second Amended and Restated Bylaws (incorporated herein by reference to the Company’s Form 10-KSB, dated March 31, 1999, Exhibit 3.1.II)
4.1	Specimen Certificate for Common Stock (incorporated herein by reference to the Company’s Form 10-Q for the quarterly period ended December 31, 2006, dated February 13, 2007, Exhibit 3.1)
4.2	Form of Warrant (incorporated herein by reference to the Company’s Form 8-K, dated February 16, 2007, Exhibit 4.1)
4.3	Warrant, dated February 22, 2007, to Belmont Capital Group Limited (incorporated herein by reference to the Company’s Form 8-K, dated February 16, 2007, Exhibit 4.2)
4.4	Warrant, dated February 22, 2007, to CCG Elite Investor Relations (incorporated herein by reference to the Company’s Form 8-K, dated February 16, 2007, Exhibit 4.3)
5.1**	Opinion of Thelen LLP
10.1	Redemption Agreement, dated December 28, 2006 (incorporated herein by reference to the Company’s Form 8-K, dated January 4, 2007, Exhibit 10.1)
10.2	Tax Indemnity Agreement, dated December 28, 2006 (incorporated herein by reference to the Company’s Form 8-K, dated January 4, 2007, Exhibit 10.2)
10.3	2006 Long Term Incentive Plan (incorporated herein by reference to the Company’s Form 8-K, dated January 4, 2007, Exhibit 10.3)
10.4	2006 Director Stock Plan, dated March 1, 2006 (incorporated herein by reference to the Company’s Definitive Proxy Statement, dated November 27, 2006, Annex 3)
10.5
Equipment Mortgage Agreement between Chengtong and Raiffeisen Zentralbank Österreich AG, dated January 12, 2005 (incorporated herein by reference to the Company’s Form 8-K, dated January 4, 2007, Exhibit 10.4)

10.6
Mortgage Agreement on Immovables between Shanghai Tuorong Precision Strip Company Limited and Raisffesien Zentralbank Öesterreich AG, dated January 12, 2005 (incorporated herein by reference to the Company’s Form 8-K, dated January 4, 2007, Exhibit 10.5)

10.7	Letter of Offer between Chengtong and Raiffeisen Zentralbank Österreich AG, dated October 14, 2004 (incorporated herein by reference to the Company’s Form 8-K, dated January 4, 2007, Exhibit 10.6)
10.8
Amendment No. 1 to Letter of Offer between Chengtong and Raiffeisen Zentralbank Österreich AG, dated December 28, 2004 (incorporated herein by reference to the Company’s Form 8-K, dated January 4, 2007, Exhibit 10.7)

10.9
Amendment No. 2 to Letter of Offer between Chengtong and Raiffeisen Zentralbank Österreich AG, dated May 10, 2005 (incorporated herein by reference to the Company’s Form 8-K, dated January 4, 2007, Exhibit 10.8)

10.10
Amendment No. 3 to Letter of Offer between Chengtong and Raiffeisen Zentralbank Österreich AG,  dated July 26, 2005 (incorporated herein by reference to the Company’s Form 8-K, dated January 4, 2007, Exhibit 10.9)

10.11
Debt Reduction Agreement, dated February 13, 2007, by and among the Company, Wo Hing Li and Partner Success Holdings Limited (incorporated herein by reference to the Company’s Form 8-K, dated February 13, 2007, Exhibit 10.1)

10.12
Deed of Release, dated February 13, 2007, from Wo Hing Li, in favor of the Company, Partner Success Holdings Limited and Shanghai Chengtong Precision Strip Co., Ltd. (incorporated herein by reference to the Company’s Form 8-K, dated February 13, 2007, Exhibit 10.2)

10.13
Amendment to the Debt Reduction Agreement, dated February 20, 2007, by and among the Company, Wo Hing Li and Partner Success Holdings Limited (incorporated herein by reference to the Company’s Form 8-K, dated February 16, 2007, Exhibit 10.4)

10.14
Form of Stock Purchase Agreement, by and among the Company and the Investors, dated February 16, 2007 (incorporated herein by reference to the Company’s Form 8-K, dated February 16, 2007, Exhibit 10.1)

10.15	Form of Limited Standstill Agreement (incorporated herein by reference to the Company’s Form 8-K, dated February 16, 2007, Exhibit 10.2)
10.16	Form of Subscription Agreement, dated November 1, 2007 (incorporated herein by reference to the Company’s Form 8-K filed on November 1, 2007, Exhibit 10.1)
10.17	Form of Placement Agency Agreement, dated October 31, 2007 (incorporated herein by reference to the Company’s Form 8-K filed on November 1, 2007, Exhibit 10.2)
21	Subsidiaries of the Registrant (incorporated herein by reference to the Company’s Annual Report on Form 10-K filed on September 15, 2008, Exhibit 21)
22
Published report regarding matters submitted to vote of security holders (Incorporated herein by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2006, dated February 13, 2007, Exhibit 99.1)

23.1**	Consent of Thelen LLP (included in Exhibit 5.1).
23.2**	Consent of Murrell, Hall, McIntosh & Co., PLLP, Independent Registered Public Accounting Firm
23.3**	Consent of Moore Stephens, Independent Registered Public Accounting Firm
24.1*	Power of Attorney (included on the signature page hereto).

* Filed herewith
* Previously filed on September 15, 2008

Item 17. Undertakings.

(A)  The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a) To include any prospectus required by Section 10(a) (3) of the Securities Act;

(b)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c)  To include any additional or changed material information with respect to the plan of distribution not previously disclosed in this Registration Statement;

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a)  Each prospectus filed by the registrant pursuant to 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(B)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, China, on this 30th day of September, 2008.

CHINA PRECISION STEEL, INC.

By:	/s/ Wo Hing Li
Wo Hing Li, President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Leada Tak Tai Li
Leada Tak Tai Li, Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this Registration Statement on Form S-3 appears below hereby constitutes and appoints Wo Hing Li and Leada Tak Tai Li, and each or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement , and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Wo Hing Li	Chief Executive Officer, President	September 30, 2008
Wo Hing Li	and Director (Principal Executive Officer)

/s/ Leada Tak Tai Li	Chief Financial Officer, Secretary and Treasurer	September 30, 2008
Leada Tak Tai Li	(Principal Financial and Accounting Officer)

/s/ Hai Sheng Chen	General Manager, Director	September 30, 2008
Hai Sheng Chen

/s/ Che Kin Lui	Director	September 30, 2008
Che Kin Lui

/s/ David Peter Wong	Director	September 30, 2008
David Peter Wong

/s/ Tung Kuen Tsui	Director	September 30, 2008
Tung Kuen Tsui

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

3.1	Amended and Restated Articles of Incorporation (incorporated herein by reference to the Company’s Form 8-K, dated January 4, 2007, Exhibit 3.1)
3.2	Second Amended and Restated Bylaws (incorporated herein by reference to the Company’s Form 10-KSB, dated March 31, 1999, Exhibit 3.1.II)
4.1	Specimen Certificate for Common Stock (incorporated herein by reference to the Company’s Form 10-Q for the quarterly period ended December 31, 2006, dated February 13, 2007, Exhibit 3.1)
4.2	Form of Warrant (incorporated herein by reference to the Company’s Form 8-K, dated February 16, 2007, Exhibit 4.1)
4.3	Warrant, dated February 22, 2007, to Belmont Capital Group Limited (incorporated herein by reference to the Company’s Form 8-K, dated February 16, 2007, Exhibit 4.2)
4.4	Warrant, dated February 22, 2007, to CCG Elite Investor Relations (incorporated herein by reference to the Company’s Form 8-K, dated February 16, 2007, Exhibit 4.3)
5.1**	Opinion of Thelen LLP
10.1	Redemption Agreement, dated December 28, 2006 (incorporated herein by reference to the Company’s Form 8-K, dated January 4, 2007, Exhibit 10.1)
10.2	Tax Indemnity Agreement, dated December 28, 2006 (incorporated herein by reference to the Company’s Form 8-K, dated January 4, 2007, Exhibit 10.2)
10.3	2006 Long Term Incentive Plan (incorporated herein by reference to the Company’s Form 8-K, dated January 4, 2007, Exhibit 10.3)
10.4	2006 Director Stock Plan, dated March 1, 2006 (incorporated herein by reference to the Company’s Definitive Proxy Statement, dated November 27, 2006, Annex 3)
10.5
Equipment Mortgage Agreement between Chengtong and Raiffeisen Zentralbank Österreich AG, dated January 12, 2005 (incorporated herein by reference to the Company’s Form 8-K, dated January 4, 2007, Exhibit 10.4)

10.6
Mortgage Agreement on Immovables between Shanghai Tuorong Precision Strip Company Limited and Raisffesien Zentralbank Öesterreich AG, dated January 12, 2005 (incorporated herein by reference to the Company’s Form 8-K, dated January 4, 2007, Exhibit 10.5)

10.7	Letter of Offer between Chengtong and Raiffeisen Zentralbank Österreich AG, dated October 14, 2004 (incorporated herein by reference to the Company’s Form 8-K, dated January 4, 2007, Exhibit 10.6)
10.8
Amendment No. 1 to Letter of Offer between Chengtong and Raiffeisen Zentralbank Österreich AG, dated December 28, 2004 (incorporated herein by reference to the Company’s Form 8-K, dated January 4, 2007, Exhibit 10.7)

10.9
Amendment No. 2 to Letter of Offer between Chengtong and Raiffeisen Zentralbank Österreich AG, dated May 10, 2005 (incorporated herein by reference to the Company’s Form 8-K, dated January 4, 2007, Exhibit 10.8)

10.10
Amendment No. 3 to Letter of Offer between Chengtong and Raiffeisen Zentralbank Österreich AG,  dated July 26, 2005 (incorporated herein by reference to the Company’s Form 8-K, dated January 4, 2007, Exhibit 10.9)

10.11
Debt Reduction Agreement, dated February 13, 2007, by and among the Company, Wo Hing Li and Partner Success Holdings Limited (incorporated herein by reference to the Company’s Form 8-K, dated February 13, 2007, Exhibit 10.1)

10.12
Deed of Release, dated February 13, 2007, from Wo Hing Li, in favor of the Company, Partner Success Holdings Limited and Shanghai Chengtong Precision Strip Co., Ltd. (incorporated herein by reference to the Company’s Form 8-K, dated February 13, 2007, Exhibit 10.2)

10.13
Amendment to the Debt Reduction Agreement, dated February 20, 2007, by and among the Company, Wo Hing Li and Partner Success Holdings Limited (incorporated herein by reference to the Company’s Form 8-K, dated February 16, 2007, Exhibit 10.4)

10.14
Form of Stock Purchase Agreement, by and among the Company and the Investors, dated February 16, 2007 (incorporated herein by reference to the Company’s Form 8-K, dated February 16, 2007, Exhibit 10.1)

10.15	Form of Limited Standstill Agreement (incorporated herein by reference to the Company’s Form 8-K, dated February 16, 2007, Exhibit 10.2)
10.16	Form of Subscription Agreement, dated November 1, 2007 (incorporated herein by reference to the Company’s Form 8-K filed on November 1, 2007, Exhibit 10.1)
10.17	Form of Placement Agency Agreement, dated October 31, 2007 (incorporated herein by reference to the Company’s Form 8-K filed on November 1, 2007, Exhibit 10.2)
21	Subsidiaries of the Registrant (incorporated herein by reference to the Company’s Annual Report on Form 10-K filed on September 15, 2008, Exhibit 21)
22
Published report regarding matters submitted to vote of security holders (Incorporated herein by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2006, dated February 13, 2007, Exhibit 99.1)

23.1**	Consent of Thelen LLP (included in Exhibit 5.1).
23.2**	Consent of Murrell, Hall, McIntosh & Co., PLLP, Independent Registered Public Accounting Firm
23.3**	Consent of Moore Stephens, Independent Registered Public Accounting Firm
24.1*	Power of Attorney (included on the signature page hereto).

* Filed herewith
* Previously filed on September 15, 2008